Exhibit 10.2

ZS PHARMA, INC.

2014 INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

ZS Pharma, Inc., a Delaware corporation, (the “Company”), pursuant to the ZS Pharma, Inc. 2014 Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units (“RSUs”). Each RSU represents the right to receive one share of the Company’s Common Stock upon vesting of such RSU. This award of RSUs is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement, attached hereto (the “RSU Award Agreement”), and the Plan (a copy of which has been provided to Participant), both of which are incorporated herein in their entirety. Any capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan or the Grant Notice.

Participant:	[ ]

Date of Grant:	[ ]

Vesting Commencement Date:	[ ]

Total Number of RSUs:	[ ]

Vesting Schedule:	Subject to Participant’s continued employment or service with the Company or its Subsidiaries, 25% of the RSUs shall vest on each of the first four anniversaries of the Vesting Commencement Date.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the RSU Award Agreement, and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the RSU Award Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of shares of Common Stock and supersede all prior oral and written agreements on that subject with the exception of any restricted stock units previously granted and delivered to Participant under the Plan.

ZS PHARMA, INC.	PARTICIPANT

By:	By:

Print Name:	Print Name:
Title:

ZS PHARMA, INC.

2014 INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to your Restricted Stock Unit Award Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), ZS Pharma, Inc. (the “Company”) has granted you an award of restricted stock units (“RSUs”) under the ZS Pharma, Inc. 2014 Incentive Plan, as amended from time to time (the “Plan”), in the amount indicated in your Grant Notice. Capitalized terms not defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. For the avoidance of doubt, the terms and conditions of the Grant Notice are a part of this Agreement, unless otherwise specified.

The details and terms and conditions of this Agreement shall govern your award of RSUs:

1. GRANT OF RSUS; CONDITIONS TO GRANT.

(a) The Company has granted you an award of RSUs as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Each RSU represents the right to receive one share of Common Stock upon the vesting of such RSU in accordance with Section 2 hereof.

(b) Each RSU has a value equal to the Fair Market Value of a share of Common Stock on the date it becomes vested. Unless and until the RSUs vest in the manner set forth in Section 2 hereof, you will have no right to receive any shares of Common Stock in settlement of any such RSUs. Prior to actual settlement of any vested RSUs in shares of Common Stock, such RSUs represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2. VESTING; DELIVERY OF SHARES.

(a) Subject to the limitations contained in Section 2(b) and Section 2(c) below, RSUs under this Agreement will vest as set forth in your Grant Notice; provided, that, upon the termination of your employment or service with the Company and its Subsidiaries, vesting will cease and any then unvested RSUs will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date, without payment therefore. For purposes of this Agreement, in the event of an involuntary termination of your employment or service with the Company and its Subsidiaries, the termination shall be effective, and vesting shall cease, as of the date stated in the relevant notice of termination and, unless otherwise required by law, will not be extended by any notice period or other period of leave. Subject to applicable law, the Company shall determine the date of termination in its sole discretion.

(b) Notwithstanding the vesting schedule set forth in your Grant Notice, all unvested RSUs shall immediately vest in full if, within 12 months following the occurrence of a Change in Control (as defined in the Plan), your employment or service is terminated by the Company without Cause (as defined below) or you resign for Good Reason (as defined below); provided, that you are continuously employed by or in service with the Company or its Subsidiaries from the Date of Grant through the date of such termination of employment or service.

(c) In no event shall you receive any shares of Common Stock in settlement of any RSUs prior to the vesting of such RSUs, following which the Company shall, as promptly as administratively practicable, but in no event later than sixty (60) days after the date on which such RSUs vested, deliver such shares of Common Stock in settlement of such vested RSUs (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) to you in whole shares only (with you receiving a cash payment equal to the Fair Market Value of any fractional share on or about such date).

3. NO DIVIDEND EQUIVALENTS. Unless and until you are the record holder of the shares of Common Stock subject to the RSUs, you are not entitled to the payment of any dividends (or dividend equivalents) with respect to the RSUs or the shares of Common Stock subject thereto.

4. ADJUSTMENTS UPON CERTAIN EVENTS. This award of RSUs may be adjusted from time to time for various adjustments in the Company’s equity capital structure, as provided in Section 15 of the Plan.

5. CONDITIONS TO ISSUANCE OF STOCK. Shares of Common Stock which are distributed in settlement of RSUs may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue any shares of Common Stock in settlement of RSUs in book entry or certificated form prior to fulfillment of all of the following conditions:

(a) The admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed;

(b) The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The receipt by the Company of full payment of any applicable withholding tax pursuant to Section 10 below.

6. NO RIGHTS OF AS STOCKHOLDER. You shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights, in respect of the RSUs and any shares of Common Stock underlying the RSUs deliverable hereunder unless and until such shares of Common Stock shall have been issued by the Company and held of record by you (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

7. DOCUMENTS GOVERNING ISSUED COMMON STOCK. Shares of Common Stock that you receive upon vesting of RSUs are subject to the terms of the Plan, the Company’s bylaws, the Company’s certificate of incorporation, any agreement relating to such shares of Common Stock to which you become a party, or any other similar document. You should ensure that you understand your rights and obligations as a stockholder of the Company prior to the time that RSUs under this Agreement become vested.

8. LIMITATIONS ON TRANSFER OF RSUS. Subject to Section 14 of the Plan, the RSUs are not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to the RSUs.

9. GRANT NOT A SERVICE CONTRACT. This grant of RSUs is not an employment or service contract, and nothing in this grant of RSUs shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or any of its Subsidiaries, or of the Company or any of its Subsidiaries to continue your employment or service. In addition, nothing in this grant of RSUs shall obligate the Company or any of its Subsidiaries, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant or otherwise for the Company or any of its Subsidiaries.

10. WITHHOLDING OBLIGATIONS. The Company shall have the authority and the right to deduct or withhold, in cash or in shares of Common Stock, or to require you to remit to the Company, as determined in the Committee’s sole discretion, an amount sufficient to satisfy all applicable federal, state and local taxes (including your employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the RSUs. The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, allow you to elect to have the Company withhold shares of Common Stock otherwise issuable under this Agreement (or allow the return of shares of Common Stock) to satisfy tax withholding obligations.

11. NOTICES. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the Chief Executive Officer of the Company at the principal office of the Company and, if to Participant, to Participant’s last known address contained in the personnel records of the Company.

12. AWARD SUBJECT TO PLAN. By entering into this Agreement, you agree and acknowledge that you have received and read a copy of the Plan. The award of RSUs is subject to the terms and provisions of the Plan and such terms and provisions are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13. CONSENT TO ELECTRONIC DELIVERY. In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in a connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to you may be via a Company e-mail system or by reference to a location on a Company intranet site to which you have access.

14. LOCK-UP RESTRICTION. You agree that, if the Company or any equity holder of the Company proposes to offer for sale any equity securities of the Company pursuant to a public offering under the Securities Act and if requested by the Company and/or any underwriter engaged by the Company for a reasonable period of time specified by the Company or such underwriter following the filing of the registration statement filed with respect to such offering, you will not, directly or indirectly, offer, sell, transfer, pledge, contract to sell (including any short sale), grant any option to purchase, or otherwise dispose of any securities of the Company you hold or enter into any Hedging Transaction (as defined below) relating to any shares of Common Stock you have acquired pursuant to your Award or any other securities of the Company you hold. You further agree to comply with any stop transfer instructions that the Company may impose with respect to such securities until the end of such period. For purposes of this Section, a “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Shares.

15. SECTION 409A OF THE CODE. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Committee determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify you or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

16. DEFINITIONS. For purposes of this Agreement, the terms set forth below shall have the following respective meanings:

(a) “Cause” shall mean “cause” as defined in any written employment or consulting agreement between you and the Company or any of its Subsidiaries in effect at the time of your termination of employment or service or, in the absence of any such employment or consulting agreement, shall mean your termination of employment or service with the Company or any of its

Subsidiaries as a result of (i) your performance of any activity involving fraud or dishonesty, (ii) your conviction of a felony or crime involving moral turpitude, (iii) your failure or refusal to reasonably or satisfactorily perform any material duties or responsibilities reasonably required of you by the Company or any of its Subsidiaries, (iv) your gross negligence or willful neglect or malfeasance in the performance or non-performance of your duties or responsibilities to the Company or any of its Subsidiaries, or (v) any unauthorized act or omission by you that is injurious in any material respect to the financial condition or business reputation of the Company or any of its Subsidiaries.

(b) “Good Reason” shall mean “good reason” as defined in any written employment or consulting agreement between you and the Company or any of its Subsidiaries in effect at the time of your termination of employment or service or, in the absence of any such employment or consulting agreement, shall mean the occurrence of any of the following events, without your written consent: (i) a material diminution in your base salary or base rate of pay or (ii) the involuntary relocation of the geographic location of your principal place of employment or service by more than 50 miles from the location of your principal place of employment or service as of the Date of Grant. Notwithstanding the foregoing, any assertion by you of a termination of employment or service for Good Reason shall not be effective unless all of the following requirements are satisfied: (1) the condition described in clause (i) or (ii) above giving rise to your termination of employment or service must have arisen without your consent; (2) you must provide written notice to the Company of such condition in accordance with Section 11 within 30 days of the initial existence of the condition; (3) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company (the “cure period”); and (4) your termination of employment or service must occur within 30 days after the end of the cure period. If you do not provide the notice described in clause (2) above, or if the Company corrects the event during the cure period as described in clause (3) above, or you do not terminate employment or service as described in clause (4) above, then the event shall not constitute Good Reason.

17. MISCELLANEOUS.

(a) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Agreement.

(b) You acknowledge and agree that you have reviewed this Agreement in its entirety, have had an opportunity to obtain the advice of counsel and your personal tax advisor prior to executing and accepting RSUs subject to this Agreement and fully understand all provisions of the RSUs.

(c) The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

(d) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted transferees, successors and assigns.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws provision or rule.

(f) This Agreement, including those documents and agreements explicitly referenced herein, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(g) You acknowledge and agree that in the event of a Change in Control, the Committee may take certain actions with respect to the RSUs as permitted under the Plan and that the Committee’s actions with respect to your Award may differ from those taken with respect to other Award Agreements or Participants.

(h) In administering the Plan, or to comply with applicable legal, regulatory, tax or accounting requirements, it may be necessary for the Company or its Affiliates to transfer certain data to the Company or another Affiliate, or to its outside providers or governmental agencies. By accepting the RSUs, you consent, to the fullest extent permitted by law, to the use and transfer, electronically or otherwise, of your personal data to such entities for such purposes.